SOUTHWESTERN ELECTRIC POWER COMPANY                                  Exhibit 1
P.O. BOX 21106, SHREVEPORT, LA  71156                               Page 1 of 3
TELEPHONE NUMBER (318) 222-2141

STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

OCTOBER 1995


A.  NUMBER OF RAIL CARS SERVICED

 SWEPCO    347       PSO    267

B.  AMOUNT OF EXPENDITURES:                     SHARED    SWEPCO        PSO

COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars             $184,283.22
PR4018  Stores Salvage - SWEPCO                         ($33,661.74)
PR4101  Direct Labor to SWEPCO Coal Cars                 $20,980.18
PR4104  Direct Labor to Rework SWEPCO Material           $10,663.01
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars              $10,022.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO       $175.00
PR4213 Employee Fringe Benefits - Direct Labor - SWEPCO $4,215.35 PR4230 Payroll Taxes (FICA & UC) - Direct Labor - SWEPCO $2,532.58
PR4238  Depreciation Expense - SWEPCO                    $10,604.00
PR4263  Lease - Supplemental Expenses - SWEPCO                $0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars          $22,963.94
PR4272  Switching Fees - SWEPCO                           $5,594.53
PR4277  Repainting Coal Cars - SWEPCO                         $0.00

                 Total 100% SWEPCO Costs                $238,372.07


COSTS ASSIGNED 100% TO PSO:

PR4002  Direct Material to PSO Coal Cars                            $100,682.80
PR4015  Inventory Carrying Charges - PSO                              $2,932.97
PR4019  Stores Salvage - PSO                                         $15,951.77
PR4102  Direct Labor to PSO Coal Cars                                $12,581.67
PR4103  Direct Labor to Rework PSO Material                           $3,628.92
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                      $103.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                 $2,159.62
PR4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO                $1,297.55
PR4239  Depreciation Expense - PSO                                        $0.00
PR4271  Outside Maintenance of PSO Coal Cars                         $14,337.25
PR4273  Switching Fees - PSO                                          $2,103.96
PR4278  Repainting Coal Cars - PSO                                        $0.00

                Total 100% PSO Costs                                $155,779.51

                                                                     Exhibit 1
                                                                    Page 2 of 3


COSTS TO BE SHARED (Ratio of Direct Labor):     SHARED    SWEPCO        PSO


PR4010  Shop Material                         $3,838.17
PR4011  Small Tools                             $120.38
PR4012  Facility Maintenance - Material       $2,109.49
PR4013  Sale of Scrap (Cr.)                       $0.00
PR4016  Switch Engine Operation and
          Maintenance                         $1,187.95
PR4017  Equipment Operation and Maintenance   $1,977.36
PR4020  Stores Salvage - Joint                    $0.00
PR4110  Supervision                           $9,323.10
PR4111  Clerical                              $3,156.17
PR4112  Training and Safety                   $2,802.21
PR4113  General Shop Labor                   $10,649.12
PR4114  Facility Maintenance - Labor          $8,314.86
PR4116  Switch Engine Operation and
          Maintenance                        $11,673.74
PR4201  Ad Valorem Taxes - Facility           $3,289.00
PR4203  Taxes - Other                         $1,234.00
PR4206  Data Processing Charges                 $574.40
PR4207  General Office Overhead               $1,355.59
PR4210  Employee Activities                   $1,029.40
PR4211  Employee Expenses                         $0.00
PR4212  Employee Fringe Benefits              $6,762.91
PR4215  Employee Sick Benefits                    $0.00
PR4220  Injuries and Damages                      $0.00
PR4221  Insurance - Liability and Property      $297.79
PR4225  Maintenance of Facilities
          (Contracted)                        $1,206.47
PR4226  Office Supplies and Expenses            $607.94
PR4232  Payroll Taxes (FICA & UC) - Other     $3,732.85
PR4233  Special Services                          $0.00
PR4234  Utilities - Heat, Light, Power and
          Water                               $4,380.90
PR4235  Utilities - Telephone                   $430.79
PR4236  Vehicle Expense                         $338.52
PR4237  Depreciation Expense                      $0.00
PR4250  Miscellaneous                            $94.95
PR4262  Lease - Basic - All Except Coal
          Cars                               $32,962.00
PR4264  Lease - Supplemental Expenses -
          Facility                                $0.00
               Total Costs Shared on Cost Ratio
                  (see computation below)-

         SWEPCO 66.12%  PSO 33.88%          $113,450.06  $75,013.18  $38,436.88


         Capital Recovery on Capital Expenditures not
          Covered Under Lease Agreement (Cost Ratio)                  $3,684.88


                     TOTAL COSTS FOR THE MONTH          $313,385.25 $197,901.27

                                                                    Exhibit 1
                                                                   Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104 Direct Labor SWEPCO $31,643.19   66.12 %   SWEPCO

102, 103 Direct Labor PSO    $16,210.59   33.88 %   PSO

         Total Direct Labor  $47,853.78  100.00 %